Exhibit 99.1

News Release

Pioneer Natural Resources Announces Pricing of Upsized $1.15 Billion

Convertible Senior Notes Offering

Dallas, Texas, - May 11, 2020 - Pioneer Natural Resources Company (NYSE: PXD) (“Pioneer” or “the Company”) today announced the pricing of $1.15 billion aggregate principal amount of 0.250% convertible senior notes due 2025 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from the previously announced $1.0 billion aggregate principal of Notes. Pioneer also granted the initial purchasers of the Notes an option to purchase, within a 13-day period, beginning on, and including, the date on which the Notes are first issued, up to an additional $172.5 million aggregate principal amount of the Notes. The sale of the Notes to the initial purchasers is expected to settle on May 14, 2020, subject to customary closing conditions, and Pioneer estimates that it will receive approximately $1.1 billion in net proceeds (or $1.3 billion if the initial purchasers exercise their option to purchase additional Notes in full) after deducting fees and estimated expenses payable by Pioneer.

The Notes will bear interest at a rate of 0.250% per year. Interest will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020. The Notes will mature on May 15, 2025, unless earlier converted, redeemed or repurchased in accordance with their terms. Pioneer may not redeem the Notes prior to May 20, 2023. Pioneer may redeem for cash all or part of the Notes, at its option, on or after May 20, 2023 if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Pioneer provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption with respect to all or a part of the Notes, the Company will, in certain circumstances, increase the conversion rate for holders who elect to convert their Notes in connection with such corporate event or notice of redemption.

The initial conversion rate for the Notes is 9.1098 shares of the Company’s common stock per $1,000 principal amount of the Notes (which is equivalent to an initial conversion price of approximately $109.77 per share of the Company’s common stock). The initial conversion price represents a premium of approximately 30% over the last reported sale price of the Company’s common stock on the New York Stock Exchange of $84.44 per share on May 11, 2020. Upon conversion, the Notes will be settled in cash, shares of the Company’s common stock or a combination thereof, at the Company’s election.

In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions with certain of the initial purchasers of the Notes or their respective affiliates (the “capped call counterparties”). The capped call transactions are expected to reduce potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of such converted Notes, as the case may be, with such reduction and/or offset subject to a cap price. The cap price of the capped call transaction will initially be $156.21 per share of the Company’s common stock, which represents a premium of approximately 85% over the last reported sale price per share of the Company’s common stock on the New York Stock Exchange of $84.44 per share on May 11, 2020, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional Notes, the Company expects to enter into additional capped call transactions with the capped call counterparties.

The Company expects to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions described above; to fund its obligations under its previously announced tenders offers for up to $500 million aggregate principal amount of its outstanding 3.45% senior notes due 2021, its outstanding 3.95% senior notes due 2022 and its outstanding 7.20% senior notes due 2028; and to repurchase approximately $50 million in shares of the Company’s common stock from purchasers of the Notes in privately negotiated transactions effected with or through one or more of the initial purchasers of the Notes or their affiliates. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include the repayment of outstanding borrowings under the Company’s credit facility and other outstanding indebtedness. If the initial purchasers exercise their option to purchase additional Notes, the Company expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions with the capped call counterparties and to use the remainder of the net proceeds for general corporate purposes.

The Company has been advised that, in connection with establishing their initial hedges of the capped call transactions, the capped call counterparties or affiliates thereof expect to enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Notes at that time.

In addition, the Company has been advised that the capped call counterparties or affiliates thereof may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect the ability of noteholders to convert the Notes, and, to the extent the activity occurs during any observation period related to a conversion of Notes, could affect the number of shares of the Company’s common stock and value of the consideration that noteholders will receive upon conversion of the Notes.

This press release does not and shall not constitute an offer to sell nor a solicitation of an offer to buy the Notes or shares of the Company’s common stock, nor shall there be any offer, solicitation or sale of the Notes or such common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of an offering circular.

The Notes and any shares of the Company’s common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The offering of the Notes is being made only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act.

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Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, Texas, with operations in the United States.

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release specifically include statements regarding the expected closing of the sale of the Notes, the concurrent tender offers, the potential effects of the capped call transactions and actions of the capped call counterparties and their respective affiliates and the expected use of proceeds from the sale of the Notes. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, product supply and demand, the impact of a widespread outbreak of an illness such as the COVID-19 pandemic, global and U.S. economic activity, government regulation or action, Pioneer’s ability to implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to Pioneer’s credit facility, investment instruments and derivative contracts and purchasers of Pioneer’s oil, natural gas liquids and gas production, and acts of war or terrorism. These and other risks are described in Pioneer’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and other filings with the Securities and Exchange Commission. In addition, Pioneer may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Pioneer undertakes no duty to publicly update these statements except as required by law.

Source: Pioneer Natural Resources Company

Pioneer Natural Resources Company Contacts

Investors

Neal Shah - 972-969-3900

Tom Fitter - 972-969-1821

Michael McNamara - 972-969-3592

Media and Public Affairs

Tadd Owens - 972-969-5760